EXHIBIT 23.2




            Consent of Independent Registered Public Accounting Firm



Board of Directors and Stockholders
Mission West Properties, Inc.
Cupertino, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.'s 333-133335 and 333-52835-99) and Form S-8 (No.'s 333-80369 and 333-123466) of Mission West Properties, Inc. of our reports dated February 3, 2006, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.


\S\ BDO Seidman, LLP
San Francisco, California
March 12, 2007